Exhibit 99.1

N E W S    R E L E A S E

CONTACT:

Investors and Media:

Brendan Harrington, Chief Financial Officer

(716) 887-7244

CTG to Announce Third Quarter 2016 Financial Results on October 25

BUFFALO, N.Y. — October 11, 2016 — CTG (NASDAQ: CTG), an information technology (IT) services and solutions company, today announced it will release third quarter 2016 financial results on Tuesday, October 25, 2016, before the market opens, followed by a conference call to discuss its financial results and business outlook at 8:30 a.m. Eastern Time. Interested parties can dial 1-800-553-5260 beforehand and ask for the CTG conference call. A webcast will also be available in the Investors section of CTG’s website: http://www.ctg.com.

A replay of the call will be available between 10:30 a.m. Eastern Time October 25, 2016, and 11:59 p.m. Eastern Time October 28, 2016, by dialing 1-800-475-6701 and entering the conference ID number, 382584. The webcast will be archived on CTG’s website at http://investor.ctg.com/events.cfm for approximately 90 days following completion of the conference call.

About CTG

CTG provides industry-specific IT services and solutions that address the business needs and challenges of clients in high-growth industries in North America and Western Europe. CTG also provides strategic staffing services for major technology companies and large corporations. Backed by 50 years of experience and proprietary methodologies, CTG has a proven track record of reliably delivering high-value, industry-specific staffing services and solutions to its clients. CTG has operations in North America, Western Europe, and India. The company regularly posts news and other important information online at www.ctg.com.